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                                   EXHIBIT 11
                       FERRO CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                       3 Months        3 Months
(Dollars in Thousands)                                                   March          March
                                                                         1997           1996
                                                                     ------------    ------------
       PRIMARY:

              Weighted average shares and common stock equivalents     25,931,456      26,934,790

              Net Income                                             $     15,194    $     13,151

              Less Preferred Stock Dividend, Net of Tax                      (941)           (931)
                                                                     ------------    ------------

              Income Available to Common Shareholders                $     14,253    $     12,220

PRIMARY EARNINGS PER COMMON SHARE                                    $       0.55    $       0.45

       FULLY DILUTED:

              Weighted average shares and common stock equivalents     25,931,456      26,934,790

              Adjustments (primarily assumed conversion of
                     convertible preferred stock)                       2,311,679       2,515,204
                                                                     ------------    ------------
                                                                       28,243,135      29,449,994
              Net Income                                             $     15,194    $     13,151

              Additional ESOP Contribution, Net of Tax                       (470)           (495)
                                                                     ------------    ------------

              Adjusted Net Income                                    $     14,724    $     12,656


FULLY DILUTED EARNINGS PER SHARE                                     $       0.52    $       0.43
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